Exhibit 99.1

Contacts: Michael Peckham Chief Financial Officer NetManage, Inc. 408.973.7171 invest.rel@netmanage.com

NetManage To File Third Quarter Form 10-Q

Cupertino, CA — November 15, 2002 — NetManage, Inc. (Nasdaq: NETME), experts in host access and integration solutions, announced today that on November 19, 2002, it intends to file its Forms 10-Q for the quarters ended September 30, 2002 and June 30, 2002, and its Form 10-Q/A for the quarter ended March 31, 2002. These unaudited quarterly reports will reflect restated financial results for the quarter ended March 31, 2002, and each of the first three comparative quarters of 2001, as well as the effects of the restatement adjustments on the 2001 and 2000 fiscal years. In a letter dated November 5, 2002, the Nasdaq Listing Qualifications Panel determined to continue the listing of the Company’s common stock on the Nasdaq National Market on the condition that required on or before November 14, 2002 the Company file its Forms 10-Q for the periods ended September 30, 2002 and June 30, 2002 and all other public reports that require restatement. The Company filed a Form 12b-25 with the Securities and Exchange Commission on November 14, 2002, extending to November 19, 2002 the filing deadline for its Form 10-Q for the quarter ended September 30, 2002.

“We have been working hard to regain timely filing compliance by filing our quarterly financial results for our second and third quarters of 2002 and restated results for the first quarter of 2002,” said Zvi Alon, president, chairman and CEO of NetManage. “We will hold our quarterly conference call as soon as practical after our financial results are filed.”

About NetManage

Founded in 1990, NetManage, Inc. (Nasdaq: NETME), experts in host access and integration solutions, provides software and consulting services to extend and maximize a company’s investment in existing legacy systems and applications. NetManage offers a full range of host access and host integration software and services for mid-size and Global 2000 enterprises. NetManage has more than 30,000 customers including 480 of the

Fortune 500. NetManage sells and services its products worldwide through its direct sales force, international subsidiaries, and authorized channel partners. NetManage is headquartered in Cupertino and has offices worldwide. For more information, visit www.netmanage.com.

# # #

© 2002 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding the continued listing of the Company’s common stock on The Nasdaq National Market. The Company’s actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the Company recently regained compliance with Nasdaq’s $1.00 minimum bid price listing requirement; that the Company cannot predict whether the Company can comply will all other continued listing requirements of Nasdaq; that the Company has been notified by Nasdaq that it has failed to timely file its Form 10-Q for the period ended June 30, 2002, which subjects its common stock to delisting by Nasdaq and that the Company has been unable to comply with Nasdaq’s continued listing condition that, on or before November 14, 2002, it file its Forms 10-Q for the periods ended September 30, 2002 and June 30, 2002 and all other public reports that require restatement; that the Company has not been profitable on an annual basis since 1995 and may never achieve profitability in the future; or that the Company will be restating certain financial results. Additional information on these and other risk factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.